Exhibit 2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-68302 of U.S. Restaurant Properties, Inc. on Form S-8 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Dallas, Texas

September 10, 2002